SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 October 10, 2007
                                 ---------------
                Date of Report (Date of earliest event reported)



                                SOYO GROUP, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


        Nevada                         333-42036                95-4502724
----------------------------     ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
    of incorporation)                                        Identification No.)


                            1420 South Vintage Avenue
                         Ontario, California 91761-3646
                         ------------------------------
          (Address of principal executive offices, including zip code)


                                 (909) 292-2500
                                 --------------
              (Registrant's telephone number, including area code)


                                       N/A
         --------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act


[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act

Item 8.01 Other Events

SOYO Group Inc. today reported preliminary unaudited results for the third quarter, which ended September 30, 2007, as well as updated revenue guidance for the Fiscal year ending December 31, 2007. While results of the third quarter are still being finalized, the Company expects to report record revenues, exceeding $34,000,000, and blended gross margins of 13.5 percent. In addition, SOYO estimates profits to total $1,000,000, or two cents per share for the quarter ending September 30, 2007.

Nancy Chu, SOYO's Chief Financial Officer commented "We were very successful in promoting our LCD monitors through a national chain of office super stores, and our Prive product line sales in Canada were also significantly higher than expected. Sales of our Le Vello furniture line and other high margin products were in line with our expectations. As a result, our gross margin in dollars were above our expectations, while our blended gross margin percentage was lower than anticipated."

Ming Chok, SOYO's Chief Executive Officer stated in his letter to shareholders "I believe that we can reach, or exceed, $50 MM in sales over the second half of the year, while maintaining our 16 percent gross margin. By carefully monitoring our expenses, we could earn as much as seven to eight cents per share on a fully diluted basis in 2007."

SOYO now anticipates the fiscal years gross margin to be approximately 15 percent, and earnings of three cents per share for the fourth quarter. Based on these results the company will adjust its year end projections to be $98 million dollars in revenue and .07 EPS. Previously we had estimated annual revenues of $88 million dollars and .07-.08 EPS. SOYO's shareholder letter stated that $50MM and 16% were predicated on its ability to raise an additional $5 MM in capital. The Company has not yet raised that capital and this is the reason we were not able to maintain the 16 percent blended margin.







SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         SOYO GROUP, INC.
                                          (Registrant)





Date: October 10, 2007                    By:   /s/ MING CHOK
     -------------------                       ---------------------------
                                                Ming Chok, CEO



Date: October 10, 2007                    By:   /s/ NANCY CHU
     -------------------                       ---------------------------
                                                Nancy Chu, CFO